Exhibit 99.1
Independent Auditors’ Report
The Board of Directors and Shareholders
Diodes Zetex Limited:
We have audited the accompanying consolidated balance sheet of Diodes Zetex Limited and subsidiaries (“the Company”) as of December 31, 2007, and the related consolidated income statement, consolidated statement of changes in shareholders’ equity, consolidated statement of recognized income and expense, and consolidated statement of cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management and the Board of Directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
IAS 1 requires that financial statements be presented with comparative financial information. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly no comparative financial information is presented.
In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diodes Zetex Limited and subsidiaries as of December 31, 2007, and the consolidated results of their operations and their cash flow for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ Ernst & Young LLP

Manchester, England
August 21, 2008

Consolidated income statement
Year ended 31 December 2007

			2007
		2007	£ 000	2007
		£ 000	adjusting	£ 000
	Notes	adjusted	items	reported
Revenue	1	64,638	—	64,638
Cost of sales before adjusted items		(43,384)	—	(43,384)

Gross profit before adjusted items		21,254	—	21,254
Adjusted item: bad debt	2	—	(310)	(310)

Gross profit		21,254	(310)	20,944
Non direct operating costs before adjusted items		(17,261)	—	(17,261)

Operating profit before adjusted items and associate’s profit		3,993	(310)	3,683
Adjusted items:
Relocation and rationalisation costs	2	—	(292)	(292)
Sale of Gem Mill	2	—	1,954	1,954
Share based payments	2	—	(86)	(86)
Pension scheme curtailment	2	—	2,235	2,235
Corporate advisory costs	2	—	(325)	(325)

Operating profit pre share of associate’s profit		3,993	3,176	7,169
Share of post tax profits of associate accounted for using the equity method	8	17	—	17

Operating profit		4,010	3,176	7,186
Finance revenue	2	721	—	721
Finance costs	2	(158)	—	(158)

Profit before income tax		4,573	3,176	7,749
Income tax	3			(409)

Profit for the period attributable to equity holders of the parent	1			7,340

Earnings per share	4			7.28

Diluted earnings per share	4			7.23

All results relate to continuing operations.
The notes on page 14 to 57 form part of these financial statements.

Consolidated balance sheet
As at 31 December 2007

		2007
	Notes	£ 000
Assets
Non current assets
Property, plant and equipment	6	26,833
Intangible assets	7	15,093
Deferred tax	3	5,601
Investment in associate	8	69

		47,596

Current assets
Inventories	10	14,656
Current tax		313
Trade receivables and prepayments	11	9,091
Cash and cash equivalents	12	16,252

		40,312

Total assets		87,908

Liabilities
Current liabilities
Bank loans and overdrafts	14	405
Current portion of long term liabilities	15	230
Trade and other payables	17	11,488
Current tax		855

		12,978

Non current liabilities
Derivative financial instruments	21	197
Deferred tax	3	6,739
Provisions	16	231
Defined benefit pension scheme	9	5,196
Long term liabilities	15	961

		13,324

Total liabilities		26,302

Net assets		61,606

Equity
Share capital	13	5,212
Share premium	13	36,255
Own equity instruments	13	(4,420)
Foreign exchange differences	13	(1,194)
Net unrealised gains and losses	13	210
Retained earnings	13	25,543

Equity shareholders’ funds	13	61,606

The notes on page 14 to 57 form part of these financial statements.

Consolidated statement of recognised income and expenditure
Year ended 31 December 2007

		2007
	Notes	£ 000
Profit for the period attributable to equity holders of the parent		7,340

Foreign exchange loss on translation of foreign subsidiaries		(20)
Actuarial loss on defined benefit pension scheme	9	(483)
Foreign exchange loss from hedging activities		(197)
Foreign exchange gain transferred from equity		(1,151)
Income tax credit on items taken directly to equity	3	666

Net expense recognised directly in equity		(1,185)

Recognised income relating to the period		6,155

The notes on pages 14 to 57 form part of these financial statements.

Consolidated cash flow statement
Year ended 31 December 2007

		2007
	Notes	£ 000
Operating activities
Net profit for the period before income tax	1	7,749
Adjustments for:
Depreciation and impairment of property, plant and equipment		5,617
Amortisation and impairment of intangible assets		2,512
Finance cost	2	158
Finance revenue	2	(721)
Profit on sale of property, plant and equipment	2	(1,954)
Share based payments	2	86
Change in value of associate	8	(50)
Increase in inventories		(422)
Decrease in receivables		508
Increase in payables		1,772
Difference between pension contributions paid and amounts recognised in the consolidated income statement		(3,978)

Cash flows from operating activities		11,277

Income tax paid		(882)

Net cash flows from operating activities		10,395

Investing activities
Purchase of property, plant and equipment		(1,800)
Investment in intangible assets		(4,256)
Proceeds from sale of property		2,995
Finance revenue	2	721

Net cash flows from investing activities		(2,340)

Financing activities
Issue of ordinary shares		176
Sale of own shares held in ESOT		152
Finance lease principal repayments		(256)
Dividends paid to group shareholders	5	(2,168)
Finance cost	2	(158)

Net cash flows from financing activities		(2,254)

Increase in cash and cash equivalents		5,801

Movement in cash and cash equivalents
At start of the period		9,966
Increase in the year		5,801
Effect of exchange rate changes on cash balances		80

At end of the period	12	15,847

The notes on pages 14 to 57 form part of these financial statements.

Group accounting policies
Diodes Zetex Limited (formerly Zetex plc) is a company domiciled in the United Kingdom. The consolidated financial statements for the year ended 31 December 2007 comprise those of the company and its subsidiaries.
It should be noted that following the acquisition by Diodes Inc on 9th June 2008, Zetex plc changed its name to Diodes Zetex Limited. The ultimate parent is Diodes Inc.
1. Statement of compliance
IAS 1 requires that financial statements be presented with comparative financial information. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly no comparative information is presented.
Except for the omission of comparative financial information as discussed in the preceding paragraph, the consolidated financial statements referred to above has been prepared in accordance with International Financial Reporting Standards (IFRS) and International Financial Reporting Interpretation Committee (IFRIC) interpretations.
2. Basis of preparation
The consolidated financial statements are presented in pounds sterling and all values are rounded to the nearest thousand pounds (£’000) except when otherwise indicated. They are prepared on the historical cost basis modified to include the fair valuation of derivative financial instruments, equity settled share based payment transactions and defined benefit pensions scheme assets and liabilities to the extent required or permitted under accounting standards and as set out in the relevant accounting policies.
Critical accounting estimates
The preparation of financial statements in accordance with IFRS requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.
Material estimates and assumptions are made in particular regarding impairment testing, commercial viability of projects related to development expenditure, parameters for measuring pension provisions, stock and trade receivable provisioning.
Indefinite life intangible assets
The group determines whether indefinite life intangible assets are impaired on an annual basis and this requires an estimation of the value in use of the cash generating units to which the intangible assets are allocated. This involves estimation of future cash flows and choosing a suitable discount rate (see note 7a).
Commercial viability of development projects
The commercial viability of development projects are assessed based on estimates of future cash flows associated with some projects and the likelihood of reaching the market place. Such estimates are based upon the latest market information and judgements of management.
Measurement of defined benefit pension liabilities
Measurement of defined benefit pension obligations requires estimation of future changes in salaries and inflation, as well as mortality rates, the expected return on assets and the selection of a suitable discount rate (see note 9).
Stock provisioning
Provisioning against stock is based on estimates of the timing of/and cash flows associated with revenues anticipated from individual stock items. Such estimates are based upon the latest market information and judgements of management.
Trade receivable impairment
Provisioning against trade debt is based on estimates of the timing of/and cash flows associated with cash receipts in relation to outstanding customer debt. This is based both upon the age of outstanding debt and latest commercial knowledge of the customer.

3. Basis of consolidation
Subsidiaries
Subsidiaries are entities controlled by the company. Control exists when the company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities.
Subsidiaries are fully consolidated from the date on which control commences until the date that control ceases. The acquisition method of accounting has been adopted. Inter-company transactions, balances and unrealised gains on transactions between group companies are eliminated.
All subsidiaries are directly controlled by the company.
Associates
An associate is an undertaking over which the group has significant influence and can participate in the financial and operating decisions of the entity, but does not have control.
The group’s share of the results of associates is included in the consolidated income statement using the equity method of accounting. Investments in associates are carried in the consolidated balance sheet at cost plus post acquisition changes in the group’s share of the net assets of the entity, less any impairment in value. The carrying values of investments in associates include acquired goodwill.
If the group’s share of losses in an associate equals or exceeds its investment in the associate, the group does not recognise further losses unless it has incurred obligations to do so or make payments on behalf of the associate.
Unrealised gains arising from transactions with associates are eliminated to the extent of the group’s interest in the entity.
4. Revenue recognition
The group recognises revenues from the sale of semiconductor products when the significant risks and rewards of ownership have passed to the customer. This is generally when goods have been despatched to the customer, except where the group sells to its distributors. In this event revenues are recognised when there are no further obligations on the group (which is typically when the distributor has sold the goods onto the end customer) and the revenues can be measured reliably. Revenue is measured at the fair value of the consideration received excluding discounts, rebates, Value Added Tax and other sales taxes or duties.
5. Segmental reporting
The group’s primary and only reporting format is by geographical segment. The geographical segments are organised and managed separately as strategic business units that are subject to risks and returns that are different from those of segments operating in other economic environments.
6. Adjusted items
The group presents as adjusted items on the face of the consolidated income statement, those material items of income and expense which, because of the nature of the events giving rise to them, merit separate presentation to allow shareholders to better assess trends of the elements of financial performance in the year so as to facilitate comparison with prior periods and to assess trends in underlying financial performance. Such items include items of an unusual or non-recurring nature.
7. Interest income
Interest income is recognised for the period to which it relates on the accruals basis.
8. Dividends
Final dividends are recorded in the consolidated financial statements in the period in which they are approved by the company’s shareholders. Interim dividends are recorded in the period in which they are approved and paid.
9. Property, plant and equipment
Property, plant and equipment are stated at historical cost less depreciation and any impairment in value.
Historical cost includes expenditure that is directly attributable to the acquisition of the items, including costs in relation to acquisition and installation. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the group and the cost of the item can be measured reliably.
All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.

Depreciation is not provided for on freehold land or assets in construction. Depreciation on other property, plant and equipment is calculated on a straight line basis to write off the cost less estimated residual value based on prices prevailing at the balance sheet date over its anticipated useful economic life as follows:

(i) Freehold buildings	50 years
(ii) Plant and machinery	3-10 years
(iii) Fixtures and fittings	2-10 years
(iv) Motor vehicles	4 years
(v) Leasehold buildings	Period of lease
Assets held under finance leases are depreciated over the shorter of the lease term or their useful economic life.
An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.
Gains and losses on disposals are determined by comparing proceeds with their carrying amount and are included in the consolidated income statement.
10. Intangible assets
Goodwill
All business combinations are accounted for applying the purchase method.
On acquisition, the assets and liabilities and contingent liabilities of an acquired entity are measured at their fair value.
Goodwill arising on consolidation represents the excess of the cost of an acquisition over the fair value of the group’s share of the net assets of the acquired subsidiary or associate at the date of acquisition. If the cost of acquisition is less than the fair value of the group’s share of the net assets of the acquired entity (i.e. a discount on acquisition) then the difference is credited to the consolidated income statement in the period of acquisition.
At the acquisition date of a subsidiary, goodwill acquired is recognised as an asset and is allocated to each of the cash generating units expected to benefit from the business combination’s synergies and to the lowest level at which management monitors the goodwill. Goodwill arising on the acquisition of associates is included within the carrying value of the investment.
Goodwill is not subject to amortisation. Goodwill is reviewed for impairment at least annually by assessing the recoverable amount of each cash generating unit to which the goodwill relates. When the recoverable amount of the cash generating unit is less than the carrying amount, an impairment loss is recognised.
Any impairment is recognised immediately in the consolidated income statement and is not subsequently reversed.
On disposal of a subsidiary or associate, the amount of goodwill attributable to that entity is included in the determination of the profit or loss on disposal.
Goodwill arising on acquisitions before 1 January 2004 (the date of transition to IFRS) has been retained at the previous UK GAAP amounts subject to being tested for impairment at that date. Goodwill written off to reserves under UK GAAP prior to 1998 has not been restated and will not be included in determining any subsequent profit or loss on disposal.
Research and development (internally generated)
Expenditure on research activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding is recognised as an expense in the consolidated income statement as incurred.
An intangible asset arising from the group’s development activity is recognised only if all the following conditions are met:
o	an asset is created that is separately identifiable;

o	it is probable that the asset created will generate future economic benefits; and

o	the development cost of the asset can be measured reliably.
This intangible fixed asset is then amortised on a straight-line basis over its estimated useful economic life less any impairment in value.

Other intangible assets
An intangible asset acquired as part of a business combination is recognised outside goodwill if the asset is separable or arises from contractual or other legal rights and its fair value can be measured reliably.
These are stated at cost less accumulated amortisation and impairment losses. Amortisation is charged to the consolidated income statement on a straight line basis over the estimated useful economic life of the asset less any impairment in value.
11. Impairment of tangible and intangible assets
At each balance sheet date, the group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If such indications exist, the recoverable amount of the asset is estimated in order to determine the extent of any impairment loss. Where the asset does not generate cash flows that are independent from other assets, the estimates of the recoverable amount of the cash-generating unit to which the asset belongs.
The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.
If the recoverable amount of an asset (or cash generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash generating unit) is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.
12. Leases
Leases are classified as finance leases whenever the terms of the lease transfer substantially all of the risks and rewards of ownership of the asset to the lessee. All other leases are classified as operating leases.
Assets held under finance leases are recognised as assets of the group at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments as determined at the inception of the lease. The corresponding liability to the lessor is included in the consolidated balance sheet as a finance lease obligation. Lease payments are apportioned between finance charge and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognised in the consolidated income statement.
Rentals payable under operating leases are charged to the consolidated income statement on a straight line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.
13. Inventories
Inventories are stated at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs to completion and selling expenses.
The cost of inventories is based on the first-in-first-out method and includes expenditure incurred in acquiring the inventories and bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes raw materials, other direct costs (including labour) and related overheads based on normal operating capacity.
14. Trade receivables
Trade receivables are recognised and carried at the lower of their original invoiced value and recoverable amount. A provision for impairment of trade receivables is established when there is objective evidence that the group will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of its estimated future cash flows. The amount of the provision is recognised in the consolidated income statement.
15. Trade payables
Trade payables are not interest bearing and are stated at their nominal value.
16. Cash and cash equivalents
Cash and cash equivalents include cash in hand, deposits held on call with banks or legal bodies, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities on the consolidated balance sheet.

17. Borrowings
Borrowings are recognised initially at fair value.
Borrowings are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date.
18. Share capital
Ordinary shares are classified as equity.
Shares held in the parent company, Diodes Zetex Limited, by employee share ownership trusts are recorded in the consolidated balance sheet as a deduction from shareholders’ equity at cost.
19. Pension obligations
Group companies operate both defined benefit and defined contribution pension schemes. The defined benefit scheme is funded through payments to funds administered by trustees and these are determined by periodic actuarial calculations.
Defined benefit schemes
The group has elected to recognise all cumulative actuarial gains and losses in relation to employee defined benefit schemes at the date of transition. The liability recognised in the consolidated balance sheet in respect of defined benefit pension schemes is the present value of the defined benefit obligation at the balance sheet date less the fair value of scheme assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity approximating to the terms of the related pension liability.
Actuarial gains and losses from experience adjustments and changes in actuarial assumptions are charged or credited directly to equity.
The cost of providing benefits under the defined benefit scheme is determined using the projected unit credit method, which attributes entitlement to benefits to the current period (to determine current service cost) and to the current and prior periods (to determine the present value of defined benefit obligation) and is based on actuarial advice. Past service costs are recognised in the consolidated income statement on a straight line basis over the vesting period or immediately if the benefits have vested. When a settlement (eliminating all obligations for benefits already incurred) or a curtailment (reducing future obligations as a result of a material reduction in the scheme membership or a reduction in future entitlement) occurs, the obligation and related plan assets are re-measured using current actuarial assumptions and the resultant gain or loss is recognised in the consolidated income statement during the period in which the settlement or curtailment occurs.
The interest element of the defined benefit cost represents the change in present value of scheme obligations resulting from the passage of time and is determined by applying the discount rate to the opening present value of the benefit obligation, taking into account material changes in the obligation during the year. The expected return on plan assets is based on an assessment made at the beginning of the year of long-term market returns on scheme assets, adjusted for the effect on the fair value of plan assets of contributions received and benefits paid during the year. The difference between the expected return on plan assets and the interest cost is recognised in non direct operating costs.
Defined contribution schemes
For defined contribution schemes, contributions are recognised as an employee benefit expense when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in future payments is available.
20. Share based payments
The company operates equity settled, share based compensation plans. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, excluding the impact of any non-market vesting conditions. Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable. At each balance sheet date, the group revises its estimates of the number of options that are expected to become exercisable. It recognises the impact of the revision of the original estimate, if any, in the consolidated income statement and a corresponding adjustment to equity over the remaining vesting period.
The proceeds received, net of any directly attributable transaction costs, are credited to share capital (nominal value) and share premium (the remainder) when the options are exercised except when the exercise of options is satisfied by shares held by the group’s Employee Share Ownership Trust.
The group has taken advantage of the transitional provisions of IFRS 2 in respect of equity settled awards and has applied

IFRS 2 only to equity settled awards granted after 7 November 2002 that have not vested on or before 31 December 2004.
21. Termination benefits
Termination benefits are payable when employment is terminated before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The group recognises termination benefits when it is demonstrably committed either to terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal or providing termination benefits as a result of an offer to encourage voluntary redundancy.
22. Provisions
Provisions are recognised when the group has a present obligation, legal or constructive, as a result of past events, when it is more likely than not that an outflow of resources will be required to settle the obligation and when the amount can reliably be estimated. Provisions are discounted to present value where the effect is material.
23. Government grants
Government grants are recognised when there is reasonable assurance that the grants will be received and that all related conditions will be met. Government grants in respect of capital expenditure are credited to a deferred income account and are released as income by equal annual amounts over the expected useful lives of the relevant assets. Grants of a revenue nature are credited to income so as to match them with the expenditure to which they relate.
24. Taxation
Income tax expense represents the sum of the current tax payable and deferred tax. Income tax is recognised in the consolidated income statement except to the extent that it relates to items recognised in equity, in which case it is recognised in equity.
Current tax payable or recoverable is based on taxable profit for the year using tax rates enacted, or substantively enacted, at the balance sheet date and any adjustment to tax payable in respect of previous years.
Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities using tax rates enacted, or substantively enacted, at the balance sheet date with the following exceptions:
(i) provision for deferred tax that would arise on remittance of the retained earnings of overseas subsidiaries only to the extent that, at the balance sheet date, dividends have been accrued as receivable; and
(ii) deferred tax assets are not recognised where the directors consider their recoverability unlikely.
A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.
25. Foreign currency translation
Functional and presentational currency
Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in UK pounds sterling, which is the group’s functional and presentational currency.
Foreign currency transactions and balances
Transactions in foreign currencies, other than UK pounds sterling, are translated at the foreign exchange rate applying at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to UK pounds sterling at the foreign exchange rate applying at that date. Exchange differences arising on translation are recognised in the consolidated income statement. Non monetary assets and liabilities that are measured in terms of historical cost in a currency other than UK pounds sterling are translated using the exchange rate applying at the date of the transaction.
Financial statements of foreign operations
The assets and liabilities of foreign operations are translated to UK pounds sterling at foreign exchange rates applying at the balance sheet date. The revenues and expenses of foreign operations are translated to UK sterling pounds at rates approximating to the foreign exchange rates applying at the date of the transactions. Foreign exchange differences arising on retranslation are recognised directly in a separate component of equity, the translation reserve.
Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

26. Financial risk factors
The group’s activities expose it to the financial risks of changes in foreign exchange rates. The use of financial derivatives is governed by a group policy approved by the board of directors which provides written principles on the use of financial derivatives to hedge certain risk exposures. The group does not use derivative financial instruments for speculative purposes.
In order to hedge its exposure to certain foreign exchange risks, the group enters into forward contracts and options.
Derivative financial instruments and hedging activities
Derivatives are recognised initially at fair value on the date a derivative contract is entered into and subsequently are measured at their fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument and, if so, the nature of the item being hedged. The group designates derivatives as either:
(i) a hedge of a highly probable forecast transaction or change in the cash flows of a recognised asset or liability (a cash flow hedge); or
(ii) a hedge of the exposure to change in the fair value of a recognised asset or liability (a fair value hedge).
Underlying the definition of fair value is the presumption that the group is a going concern without any intention of curtailing materially the scale of its operation.
All of the group’s hedging activities are deemed to be cash flow hedges.
In order to qualify for hedge accounting, the group is required to document from inception the relationship between the item being hedged and the hedging instrument. The group is also required to document and demonstrate an assessment of the relationship between the hedged item and the hedging instrument, which shows that the hedge will be highly effective on an ongoing basis. This effectiveness testing is performed at each period end to ensure that the hedge remains effective.
Cash flow hedges
Changes in the fair value of derivative financial instruments that are designated and effective as hedges of future cash flows are recognised immediately within the consolidated statement of recognised income and expenditure and any ineffective portion is recognised immediately in the consolidated income statement.
Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated or exercised, or no longer qualifies for hedge accounting. At that point in time, any cumulative gain or loss on the hedging instrument recognised in equity is retained in equity until the forecasted transaction occurs. If a hedged transaction is no longer expected to occur, the net cumulative gain or loss recognised in equity is transferred to the consolidated income statement.
Fair value estimation
The fair value of financial instruments which are traded in active markets is based on quoted market prices at the balance sheet date.
The fair value of financial instruments which are not traded in an active market is determined by using valuation techniques. The group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date.
27. New standards and interpretations applied
Diodes Zetex Limited group financial statements have changed since 31st December 2006 due to new standards and interpretations being issued since 1 January 2007. These new standard and interpretations include:
International Financial Reporting Standards (IAS/IFRSs)
IFRS 7 (and IAS 32 and IAS 30) – ‘Financial Instruments — Disclosures’.
IAS 1 – Amendments to ‘Capital Disclosures’.
28. New standards and interpretations not applied
IASB and IFRIC have issued the following standards and interpretations with an effective date after the date of these financial statements:-

International Financial Reporting Standards (IAS/IFRSs)	Effective date
IFRS 2 - Amendment to IFRS 2- Vesting Conditions and Cancellations	1 January 2009
IFRS 3 - Business Combinations (revised January 2008)	1 July 2009

International Financial Reporting Standards (IAS/IFRSs)	Effective date
IFRS 8 - Operating Segments	1 January 2009
IAS 1 - Presentation of Financial Statements (revised September 2007)	1 January 2009
IAS 23 - Borrowing Costs (revised March 2007)	1 January 2009
IAS 27 - Consolidated and Separate Financial Statements (revised Jan 2008)	1 July 2009

International Financial Reporting Interpretations Committee (IFRIC)
IFRIC 12- Service Concession Arrangements	1 January 2008
IFRIC 13-Customer Loyalty Programmes	1 July 2008
IFRIC 14- IAS 19- Limit of Defined Benefit Asset, Min Funding Requirements	1 January 2008
The directors do not anticipate that the adoption of these standards and interpretations will have a material impact on the group’s financial statements in the period of initial application.

Notes to the financial statements
1	Segmental analysis

The group’s geographical segments are based on the location of the group’s assets. Sales to external customers disclosed in geographical segments are based on the geographical location of its customers.

All results relate to continuing operations

2007
£ 000
Revenue by destination
Net segment sales
United Kingdom	6,338
United States of America	8,779
Continental Europe	17,245
Asia Pacific	31,456
Other geographical areas	820

64,638

Revenue by origin
Segment sales
United Kingdom	61,321
United States of America	10,515
Continental Europe	25,798
Asia Pacific	29,146
Inter-segment sales
United Kingdom	(54,823)
United States of America	(7,319)

64,638

2007
£ 000
Profit by origin
Segment profit before income tax
United Kingdom	3,773
United States of America	272
Continental Europe	1,241
Asia Pacific	1,899
Other geographical areas	1
Net finance income	563

Profit before income tax	7,749
Income tax	(409)

Net profit for the year	7,340

1	Segmental analysis (continued)

2007
£ 000
Assets and liabilities
Segment assets
United Kingdom	70,175
United States of America	1,334
Continental Europe	6,505
Asia Pacific	4,136
Unallocated assets (including tax)	5,758

Total assets	87,908

Segment liabilities
United Kingdom	16,708
United States of America	228
Continental Europe	1,422
Asia Pacific	152
Unallocated liabilities (including tax)	7,792

Total liabilities	26,302

Other segment information
Capital expenditure on tangible assets
United Kingdom	1,836
United States of America	5
Continental Europe	196
Asia Pacific	21

Depreciation of tangible assets
United Kingdom	5,176
United States of America	6
Continental Europe	363
Asia Pacific	31

Amortisation of intangible assets
United Kingdom	1,476
Continental Europe	419

Impairment of intangible and tangible assets
United Kingdom	307
Continental Europe	369

2	Revenues and expenses

2007
£ 000
Revenue
Sale of goods	64,638
Finance revenue	721

Finance revenue
Interest receivable on bank and other short term cash deposits	721

Finance costs
Interest payable on bank loans and overdrafts	(112)
Finance charges payable under finance leases and hire purchase contracts	(46)

(158)

Group operating profit is stated after crediting:

Foreign exchange differences from hedging activities included in cost of sales	1,331
Foreign exchange differences included in non-direct operating costs	476

1,807

Depreciation	5,576
Amortisation	1,895
Impairment	676
Cost of inventories recognised as an expense	38,145
Write down of inventories to net realisable value	341
Government grants	(92)
Impairment of trade receivables**	162
Minimum lease payments recognised as an operating lease	280

Relate to continuing operations.

**	includes £310,000 adjusted bad debt

2	Revenue and expenses (continued)

2007
£ 000
Employee benefits
Wages and salaries	18,866
Social security costs	1,434
Pension costs	1,256
Cost of share based payments	86

21,642

The average number of persons employed by the group during the year was as follows:

Number
Production	390
Sales and customer support	111
Development	69
Administration	77

647

Innovation costs (research and development)
Innovation costs consist of £2,975,000 charged directly to non direct operating costs and £1,895,000 of amortisation of previously capitalised development costs.
Impairment costs of £616,000 have been charged to non direct operating costs.
Auditors remuneration

2007
£ 000
Audit of the financial statements	120
Taxation fees to other accountancy firms	176
Included in audit of the financial statements is £60,000 that relates to the company.

2	Revenues and expenses (continued)

Adjusted items

The items below have been disclosed separately on the face of the consolidated income statement as they are deemed material items of income and expense which, because of the nature of the events giving rise to them, merit separate presentation to allow shareholders to better assess trends of the elements of underlying financial performance in the year so as to facilitate comparison with prior periods as to assess trends in underlying financial performance. Such items include balances of an unusual or non-recurring nature.

Recognised in arriving at operating profit:

2007
£ 000
Relocation and rationalisation costs	292
Sale of Gem Mill	(1,954)
Share based payments	86
Pension scheme curtailment	(2,235)
Corporate advisory costs	325
Bad debt	310

(3,176)

()	Consolidated income statement credit
The completion of the reorganisation and efficiency programme within the group meant that there were no severance costs in the year . However, the group did incur relocation and rationalisation costs of £292,000 in the United Kingdom in connection with consolidating its manufacturing operations in line with the efficiency programme.

On 4 April 2007, the group sold its former operating site, Gem Mill, in Chadderton to a residential property developer for £2,995,000, achieving a profit on disposal of £1,954,000.

The group has increased the cumulative expected charge by £86,000 for share based payments as new share options were issued in the year which are expected to vest. Offset against this were cancellations of existing options due to employees leaving the business.

The Pensions Committee of the Board has been working to reduce the size and volatility of the pension scheme deficit. Following a consultation with employees and the Trustees, the defined benefit section of the Pension Scheme was closed to future accrual on 1 September 2007. This generated a £2,235,000 reduction in deficit.

Costs of £325,000 were incurred in relation to corporate advisors.

A US based distributor entered into Chapter 11 Bankruptcy proceedings in the year. A provision was made for all remaining unprovided debt of £310,000.

3	Income tax

Major components of income tax expense are:

2007
£ 000
Consolidated income statement
Current income tax
Foreign tax	743

743
Deferred income tax
Origination and reversal of timing differences	566
Impact of revised foreign tax rate	(609)
Amounts over provided in previous years	(291)

(334)

Income tax expense	409

2007
£ 000
Consolidated statement of changes in equity
Deferred income tax
Net deferred tax on employee benefits (pensions)	262
Net deferred income tax on cash flow hedges	59
Net deferred income tax on cash flow hedges settled during the period	345

Deferred income tax credit	666

Reconciliation of effective tax charge

A reconciliation of income tax expense applicable to accounting profit before income tax at the UK statutory corporation tax rate to income tax expense at the group’s effective income tax rate for the periods ended is as follows:

2007
£ 000
Accounting profit before income tax	7,749

At the UK standard rate of corporation tax 30 per cent	2,325
Adjustments in respect of previous years	(291)
Impact of revised foreign tax rate	(609)
Deferred tax movement not recognised previously	(35)
Permanent differences- sale of property (Gem Mill)	(616)
Permanent differences- others	592
Impact of pension curtailment	(626)
Research and development tax credits	(300)
Lower taxes on overseas earnings	(31)

Income tax expense	409

Taxation in other jurisdictions is calculated at the rates prevailing within the respective jurisdictions.

3	Income tax (continued)

Deferred income tax relates to the following:

			Consolidated
			statement of
	Consolidated	Consolidated	recognised
	balance	income	income and
	sheet	statement	expenditure
	2007	2007	2007
	£ 000	£ 000	£ 000
Deferred income tax
Deferred income tax assets
Deferred income	—	(90)	—
Dilapidation provision	43	(99)	—
Employee benefits	1,621	(1,295)	262
Tax losses carried forward	3,708	1,071	—
Finance leases	229	(148)	—

Gross deferred income tax assets	5,601	(561)	262

Deferred income tax liabilities
Accelerated depreciation for tax purposes	(2,438)	2,517	—
Development expenditure capitalised	(2,972)	(2,419)	—
Revaluations of foreign exchange contracts (cash flow hedges) to fair value	42	31	404
Finance leases	(232)	(232)	—
Fair value adjustments on acquisition - mikron Germany	(1,139)	998	—

Gross deferred income tax liabilities	(6,739)	895	404

Deferred income tax credit		334	666

The group has tax losses which arose in the UK of £5,971,000 that are available indefinitely for offset against future taxable profits of the companies in which the losses arose. Deferred tax assets have not been recognised in respect of these losses.

There are no income tax consequences for the group attaching to the payment of dividends by Zetex plc to its shareholders.

4	Earnings per share

Basic earnings per share amounts are calculated by dividing net profit for the period attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per share amounts are calculated by dividing the net profit attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the period (adjusted for the effects of dilutive options).

Adjusted earnings per share amounts are calculated by dividing the adjusted profit (as detailed below) by the weighted average number of ordinary shares outstanding during the period (adjusted where appropriate for the effects of diluted options).

The dilution effect is calculated on the full exercise of all ordinary share options granted by the group, including performance-based options which the group considers to have been earned.

Shares held in the ESOT are excluded from the earnings per share calculation — 2007: 3,200,899.

The following reflects the income and share data used in the total operations basic and diluted earnings per share computations:

4	Earnings per share (continued)

		2007	2007
		Basic	Diluted
	2007	EPS	EPS
	£ 000	(p)	(p)
Net profit attributable to equity holders of the parent	7,340	7.28	7.23

Adjusted items:
Effect of relocation and rationalisation costs	292	0.29	0.28
Effect of sale of Gem Mill	(1,954)	(1.94)	(1.92)
Effect of share based payments	86	0.09	0.08
Effect of pension scheme curtailment	(2,235)	(2.22)	(2.20)
Effect of corporate advisory costs	325	0.32	0.32
Effect of bad debt	310	0.31	0.31

Adjusted profit attributable to equity holders of the parent	4,164	4.13	4.10

Weighted average number of ordinary shares for basic earnings per share	100,758,976
Effect of dilution from share options	751,044

Adjusted weighted average number of ordinary shares for diluted earnings per share	101,510,020

There have been no transactions involving ordinary shares or potential ordinary shares since the reporting date and before the completion of these financial statements.

Adjusted earnings per share acknowledges that there have been material items of income and expense which, because of the nature of the events giving rise to them, merit adjustment to allow shareholders to assess better trends of the elements of financial performance in the year so as to facilitate comparison with prior periods and to assess trends in underlying financial performance. Such items include items of an unusual or non-recurring nature.

5	Dividends paid and proposed

2007
£ 000
Declared and paid during the period
Equity dividends on ordinary shares:
Final dividend for the year 2006: 1.45p	1,460
Interim dividend for the year 2007: 0.70p	708

2,168

Proposed for approval at AGM (not recognised as a liability at 31 December):

Equity dividends on ordinary shares of 5p each: 1.45p	1,512

6	Property, plant and equipment

				Fixtures
	Land and	Assets in	Plant and	and	Motor
	buildings	construction	machinery	fittings	vehicles	Total
	£ 000	£ 000	£ 000	£ 000	£ 000	£ 000
Year ended 31 December 2007

Cost
At 1 January 2007	11,251	20	53,532	8,584	18	73,405
Additions	418	178	1,382	80	—	2,058
Reclassifications	(274)	(168)	7,761	(7,319)	—	—
Disposals	(600)	—	(112)	(1)	—	(713)
Translation adjustments	88	2	606	14	—	710

At 31 December 2007	10,883	32	63,169	1,358	18	75,460

Depreciation/impairment
At 1 January 2007	1,847	—	34,381	6,850	17	43,095
Depreciation	297	—	5,156	123	—	5,576
Reclassifications	—	—	6,043	(6,043)	—	—
Disposals	(600)	—	(112)	(1)	—	(713)
Impairment	—	—	60	—	—	60
Translation adjustments	53	—	555	1	—	609

At 31 December 2007	1,597	—	46,083	930	17	48,627

Net book value

At 31 December 2007	9,286	32	17,086	428	1	26,833

At 31 December 2006	9,404	20	19,151	1,734	1	30,310

During the year, computer equipment was reclassified from fixtures and fittings into plant and machinery as it was felt that this better represented their usage within the group.

The carrying value of property, plant and equipment held under finance leases and hire purchase contracts at 31 December 2007 is £830,750.

Leased assets and assets under hire purchase contracts are pledged as security for the related finance lease and hire purchase liabilities.

7	Intangible assets

	mikron
	intellectual	mikron
	property	product	Technology	Product	Software
	suite	portfolio	assets	development	licences	Total
	£ 000	£ 000	£ 000	£ 000	£ 000	£ 000
Year ended 31 December 2007

Cost
At 1 January 2007	3,185	—	8,413	18,123	613	30,334
Reclassification
Additions	—	—	734	3,522	—	4,256
Translation adjustments	293	—	—	—	—	293

At 31 December 2007	3,478	—	9,147	21,645	613	34,883

Amortisation/impairment
At 1 January 2007	—	—	3,288	13,991	—	17,279
Amortisation	—	—	880	817	198	1,895
Impairment	—	—	—	616	—	616
Revaluations	—	—	—	—	—	—
Translation adjustments	—	—	—	—	—	—

At 31 December 2007	—	—	4,168	15,424	198	19,790

Net book value

At 31 December 2007	3,478	—	4,979	6,221	415	15,093

At 31 December 2006	3,185	—	5,125	4,132	613	13,055

Technology assets are capitalised at cost. This intangible assets have been assessed as having a finite life and are amortised under the straight line method up to a maximum of five years. They are tested for impairment where and indicator of impairment arises.
Product development (including the mikron product portfolio) is capitalised at cost. This intangible asset has been assessed as having a finite life and is amortised under the straight line method up to a maximum of three years (or four years for the mikron product portfolio). It is tested for impairment where and indicator of impairment arises.
During 2007, the group impaired product development costs with a value of £616,000 stating these within non direct operating costs in the consolidated income statement.
All capitalised product development costs at the year end were reviewed for indications of impairment. Each product line was individually assessed to ensure its continued fulfillment of the capitalisation criteria of IAS 38 and whether any indications of impairment existed per IAS 36. If it was no longer probable that the net present value of forecast cash flows exceeded the carrying value of the assets, then the asset was impaired.
mikron intellectual property suite and goodwill are not amortised but annually tested for impairment. See note 7a.

7a.	Impairment testing of indefinite lived intangible assets

Mikron intellectual property suite cash generating unit

The recoverable amount of the mikron intellectual property suite has been determined based on a value in use basis. To calculate this, cash flow projections are based on financial budgets approved by senior management covering a five year period. The discount rate applied to the cash flow projection is 13 per cent.

2007
£ 000
3,478
Carrying amount of mikron intellectual property suite.

Key assumptions used in the value in use basis of calculation of mikron intellectual property suite for the period reported:

a) Average sales prices for the cash generating unit based on historical performance

b) Budgeted gross margins — the basis used to determine the value assigned to the budgeted gross margins is the average gross margins achieved in the year immediately before the budgeted year, increased for expected efficiency improvements.

The indefinite life ascribed to this class of asset is based on the leading edge internally transferable design technology acquired with the mikron business.

Sensitivity to changes in assumptions

Growth rate assumptions

Management recognises that a decline in the current level of sales could cause the carrying value of the unit to exceed its recoverable amount.

In order for this to occur, then there would need to be a 20 per cent per annum decline on the current level of revenues, either via lower volume or price erosion.

Based on the current market and sales prospects for these products (flat sales — 0 per cent growth), then the management believe that such a volume impact is very unlikely.

Margins

Management recognises that a decline in the current gross margin of the product could cause the carrying value of the unit to exceed its recoverable amount.

In order for this to occur, then there would need to be a 21 per cent reduction in gross margin per year.

Based on the current profitability of these products (circa 51 per cent) and the forecast manufacturing costs of the business then management believe that this is very unlikely.

Based on flat sales at 51 per cent margin then the recoverable amount exceeds the carrying value by £2,600,000.

8.	Investment in associate

The group has a 31.82 per cent interest in Zetex (Chengdu) Electronics Limited which is involved in the assembly of electronic components in China.

Zetex (Chengdu) Electronics Limited is a private entity that is not listed on any public exchange and therefore there is no published quotation price for the fair value of this investment. The reporting date and reporting year of Zetex (Chengdu) Electronics Limited is the same as that of the group.

The following table illustrates summarised information of the investment in Zetex (Chengdu) Electronics Limited.

2007
£ 000
Share of associate’s balance sheet:
Current assets	449
Non-current assets	341
Current liabilities	(201)

Net assets	589
Provision against carrying value	(502)
Exchange	(18)

Carrying amount of investment	69

Share of associate’s revenue and profit:
Revenue	493
Profit	17

9	Employee benefits
Employee share incentive plans
Share Options
The group has a number of share options plans:-
ESO Schemes
The group has three Executive Share Option (ESO) plans for the granting of non-transferable options in Zetex plc to certain executives, including executive directors and key employees.
Options granted under the plans vest on the first day that they become exercisable. Options must be held for three years before they are exercisable and must be exercised within 10 years of grant. Options are subject to performance conditions.
1994 scheme
Options granted under the 1994 Executive Share Option Scheme are subject to performance conditions. For options granted to the executive directors up to 1999, the options only become exercisable if the growth in earnings per share over a rolling period of three consecutive years exceeds the inflation rate (as measured by the UK Retail Prices Index (RPI) over the same period by at least six per cent.
2003 scheme
For options granted from 2000 to 2006, the options became exercisable if growth in earnings per share over a rolling period of three consecutive years exceeds the rate of inflation (as measured by the RPI) over the same period by at least nine per cent. For options granted under the 2003 Executive Share Option Scheme, the performance conditions used were as follows:-
a) For options granted to a participant over shares with an aggregate market value of up to 100 per cent of salary (or the part of an option with a value of 100 per cent of salary where the aggregate market value is higher), the exercise shall be conditional on the company’s growth in earnings per share (EPS) over the three years following grant exceeding the increase over the same period in the RPI plus an average of five per cent per annum. For the part of grants with an aggregate market value in excess of 100 per cent of salary the condition shall be on a sliding scale basis with full exercise only capable for EPS growth over the three years following grant exceeding RPI plus an average of 11 per cent per annum.
b) To the extent that options are not exercisable after three years, the performance conditions may be retested after years four and five (from a fixed base). To the extent the performance conditions have not been met after five years the options will lapse. For options granted to the executive directors the performance conditions may only be retested after year four and to the extent the performance conditions have not been met after four years the options will lapse. From 1 September 2004, all options granted were subject to the performance conditions set out above and are not be subject to retesting. Such options shall either vest or lapse after three years. Where the company’s annual TSR falls between the Lower Target and the Upper Target, the number of Shares subject to the TSR Target shall vest on a straight-line basis between 20 per cent and 100 per cent.
2007 Scheme
For options granted under the 2007 Executive Share Option Scheme (2007 Scheme), 50 per cent of the options are subject to a performance target based on 3-year growth in operating profit per share (Operating Profit Target) and the other 50 per cent of the options are subject to a performance target based on the company’s total shareholder return (TSR), measured over a 4-year period, outperforming a comparator group of sector peers (TSR Target). Details of these targets are set out below:-

a) In relation to the Operating Profit Target, the company’s operating profit per share is based on audited annual operating profit before audited adjusted items (as defined under IFRS), IAS 19 adjustment for changes to the valuation of pension fund assets and the income statement effect of increasing or decreasing inventory, divided by the average number of shares in issue. On the grant of an option, the target level of 3-year growth in operating profit per share was set by the Committee with regard to the company’s long-term plan and other relevant benchmarks. The options subject to the Operating Profit Target will vest according to a sliding-scale vesting schedule set by the Committee on the date of grant.
b) In relation to the TSR Target, the company’s TSR shall be measured over a period of four years commencing on the first day of the financial year of the company in which the Option is granted. The company’s TSR will be compared to companies which are deemed by the Committee to be the company’s sector peers (Comparator Group). The Comparator Group in relation to the options granted during 2007 were Advanced Micro Devices, Analog Devices, Austria Microsystems, Dialog Semiconductor, Diodes, Fairchild Semiconductor, Freescale Semiconductor, International Rectifier, Intersil, Linear Technology, Maxim Integrated Products, Micrel, National Semiconductor, ON Semiconductor, Sipex, ST Microelectronics, Supertex, Cirrus Logic, Pericom Semiconductor and Texas Instruments.
If the company’s annual TSR is equal to the median of the annual TSR for the companies in the Comparator Group (Lower Target) then 20 per cent of the Shares subject to the TSR Target will vest. If the company’s annual TSR exceeds the median of the annual TSR for the companies in the Comparator Group by 10 per cent or more per annum (Upper Target) then all of the Shares subject to the TSR Target will vest. The company’s out performance of the Comparator Group will be based on an approach whereby, for example, if Comparator Group median TSR were 10 per cent p.a. over the 4-year period, TSR-based awards would vest in full only if the company’s TSR were 21 per cent p.a. or higher (i.e. 1.10 x 1.10 = 1.21). Where the company’s annual TSR falls between the Lower Target and the Upper Target, the number of Shares subject to the TSR Target shall vest on a straight-line basis between 20 per cent and 100 per cent.
PSP Scheme
Shareholders approved the establishment of the 2007 Performance Share Plan (PSP) at the AGM on 25 April 2007. Awards as nil cost options are made over shares in the company to certain employees outside the senior management group. The awards are normally exercisable 3 years from the date of grant and are not currently subject to performance conditions.
BCP Scheme
Shareholders approved the establishment of the 2007 Bonus Co-Investment Plan (BCP) at the AGM on 25 April 2007. Under the BCP, employees within the senior management group are obliged to buy shares in the Company using a mandatory percentage of the annual bonus (Mandatory Percentage). The Mandatory Percentage is set by the Remuneration Committee, but is subject to a maximum of 25 per cent. Any Shares acquired using the Mandatory Percentage are known as Deferred Bonus Shares. Under the BCP, and in addition to any Deferred Bonus Shares, the participating employees has the opportunity to buy Shares using a voluntary percentage of the Annual Bonus (Voluntary Percentage). The Voluntary Percentage is to be determined by the participating employee, but is subject to a maximum of 25 per cent. Any Shares acquired using the Voluntary Percentage are known as Investment Shares.
Following the acquisition of Deferred Bonus Shares and Investment Shares, the Trustee will grant, at the recommendation of the Remuneration Committee, a Matching Award and an Investment Share Award to acquire such number of Shares as is equal to 1.5 times the Mandatory Percentage and the Voluntary Percentage of the gross annual bonus (before the deduction of income tax and national insurance contributions). These awards are subject to performance conditions which are tested annually. If the performance conditions are satisfied, a quarter of the awards will become exercisable.
For the awards made the 2007 Bonus Co-investment Plan (“the BCP”), performance will be measured over a four year period commencing on the first day of the financial year of the company in which an award is granted (Performance Period). Three quarters of the Shares subject to an award will be subject to a revenue target (Revenue Target). One quarter of the Shares subject to an award will be subject to a total shareholder return target (TSR Target).

Awards subject to the Revenue Target will be split into three equal tranches, each equal to one-quarter of the total awards subject to an award. Each tranche will vest according to a sliding-scale vesting schedule set by the Committee around revenue targets to be based on US$ year-end revenue, as published in the audited annual accounts, and set for each of the first, second and third financial years of the Performance Period. Revenue targets were set by the Committee with regard to the company’s long-term plan and other relevant benchmarks. Awards will vest in full for a performance level assessed by the Committee to be equivalent to upper quartile performance.
To the extent that the revenue target is met at the end of the relevant financial year, the awards subject to that target shall vest at the next anniversary of the award grant date (a Vesting Date). To the extent that the revenue target is not met at the end of the relevant financial year, the shares subject to that target shall not vest.
In relation to the TSR Target, the company’s TSR shall be measured over the whole of the Performance Period. The company’s TSR will be compared to companies which are deemed by the Committee to be the company’s sector peers (Comparator Group). For awards made in 2007, the Comparator Group in relation to the initial grant of awards under the BCP shall be Advanced Micro Devices, Analog Devices, Austria Microsystems, Dialog Semiconductor, Diodes, Fairchild Semiconductor, Freescale Semiconductor, International Rectifier, Intersil, Linear Technology, Maxim Integrated Products, Micrel, National Semiconductor, ON Semiconductor, Sipex, ST Microelectronics, Supertex, Cirrus Logic, Pericom Semiconductor and Texas Instruments.
If the company’s annual TSR is equal to the median of the annual TSR for the companies in the Comparator Group (Lower Target) then 20 per cent of the Shares subject to the TSR Target will vest. If the company’s annual TSR exceeds the median of the annual TSR for the companies in the Comparator Group by 10 per cent or more per annum (Upper Target) then all of the Shares subject to the TSR Target will vest. The company’s out performance of the Comparator Group will be based on an approach, whereby for example e.g. if Comparator Group median TSR were 10 per cent p.a. over the 4-year period, TSR-based awards would vest in full only if the company’s TSR were 21 per cent p.a. or higher (i.e. 1.10 x 1.10 = 1.21).
Where the company’s annual TSR falls between the Lower Target and the Upper Target, the number of Shares subject to the TSR Target shall vest on a straight-line basis between 20 per cent and 100 per cent.
To the extent that the TSR Target is met, the awards subject to that target shall vest at the next anniversary of the award grant date. To the extent that the TSR Target is not met, the shares subject to that target shall not vest.
The closing middle market price of the company’s shares at 31 December 2007 was 47.75p and the range during the year was 101.5p to 45.0p.
There has been no change in the directors’ interests in options granted by the company between the end of the financial year and the date of this report. The Register of Directors’ Interests (which is open to shareholders’ inspection) contains full details of directors’ options to subscribe for shares in the company.
SRSO Scheme
The group operates a ‘Savings Related Share Option’ (SRSO) scheme open to UK employees. The scheme is designed to encourage increased equity participation amongst employees through the allocation of share options at a fixed market price, which are paid for by employees by savings accumulated through monthly salary deductions. At the end of a three year period, employees’ savings can then be used to purchase the shares under option to them. Alternatively, the employees can opt to have the savings reimbursed to them together with accumulated interest and the options then lapse.

9	Employee benefits (continued)

				Dates	2007
			Subscription	normally	Number
Share options outstanding	Type		Prices	exercisable	000

Options awarded 1998	ESO	1	33.5p	2001/2008	73
Options awarded 1999	ESO	1	76.5p	2002/2009	420
	ESO	1	133.5p	2002/2009	170
Options awarded 2000	ESO	1	299.5p	2003/2010	248
	ESO	1	355.0p	2003/2010	509
	ESO	1	470.0p	2003/2010	446
Options awarded 2001	ESO	1	306.0p	2004/2011	765
	ESO	1	90.0p	2004/2011	108
Options awarded 2002	ESO	1	149.5p	2005/2012	325
	ESO	1	142.0p	2005/2012	304
	ESO	1	71.5p	2005/2012	35
Options awarded 2003	ESO		56.5p	2006/2013	280
	ESO	1	100.0p	2006/2013	100
	ESO		72.5p	2006/2013	635
Options awarded 2004	ESO		150.0p	2007/2014	1,065
	SRSO		131.6p	2007	245
Options awarded 2005	ESO		127.5p	2008/2015	600
	ESO		96.0p	2008/2015	390
	ESO		53.25p	2008/2015	1,239
Options awarded 2006	ESO		86.00p	2009/2016	384
Options awarded 2007	ESO		75.50p	2010/2017	228
	ESO		84.50p	2011/2017	1,155
	ESO		51.00p	2011/2017	1,606
	PSP		0.00p	2010/2017	178
	BCP		0.00p	2008/2011	264

					11,772

1	Included within the list are options of 3,503,005 that have not been recognised in accordance with IFRS 2 as the options were granted on or before 7 November 2002 or vested before 1 January 2005. These options have not been subsequently modified and therefore do not need to be accounted for in accordance with IFRS 2.

9	Employee benefits (continued)

The following table illustrates the movement in the number of shares and weighted average exercise prices (WAEP) of share options:

		2007	2007
		Number	WAEP
		000	(p)
Outstanding at the beginning of the period		8,952	156.42

Granted	ESO	2,989	65.82

	PSP	178	—
	BCP	263	—

		3,430	65.82

Exercised	ESO	(165)	67.94
	ESO 1	(219)	62.57

		(384)	64.88

Lapsed	ESO	(208)	131.25
	SRSO	(18)	125.07

		(226)	256.32

Outstanding at the end of the period		11,772	130.25

1	Exercised through the ESOT.

The weighted average contractual life for the share options outstanding at 31 December 2007 is 10 years .

9	Employee benefits (continued)

Employee Share Ownership Trust (ESOT)

The group has an Employee Share Ownership Trust (ESOT) which was established on 8 March 1999 to provide for the future obligations of the group for shares awarded to employees on exercise of options granted to them by the company. Under the scheme the trustee purchases the company’s ordinary shares in the open market using interest free loans provided by the company. The shares acquired are held for distribution under the company’s ESOT. The ESOT has made certain purchases at the time certain options were granted, and hence are allocated against these options.

	2007
	Number	2007
	000	£ 000
Shares held by the ESOT
At start of the year	3,323	4,731
Shares disposed on exercise of options	(122)	(311)

At end of the year	3,201	4,420

Dividends on the shares owned by the trust are waived.

The fair value of the ESO and SRSO plans are estimated as at the date of grant using the Binomial model and Black & Scholes model respectively. The following table gives the assumptions made during the period:

2007
Weighted average fair value (£)	0.22
Weighted average share price (£)	0.67
Weighted average expected dividend yield ( per cent )	3.88
Weighted average expected volatility ( per cent )	40.20
Weighted average risk free interest rate ( per cent )	5.01
Weighted average expected life of option (years)	3.45

9	Employee benefits (continued)

Pensions

Schemes based in the United Kingdom

The group operates a number of pensions schemes around the world, devised in accordance with local conditions and practices. There are three UK schemes: two defined contribution stakeholder pension schemes and the defined benefit (final salary) scheme. The assets of these schemes are held in separate funds. During 2002 the company closed the defined benefit scheme to new members with all employees joining after 21 February 2002 being given the option to join the stakeholder pension scheme.

Following consultation with employees and the Trustees, the defined benefit section of the Pension Scheme was closed to future accrual on 1 September 2007. Hence, employee contributions into the defined benefit scheme ceased from 1 September 2007 and was replaced by contributions into a stakeholder scheme. The closure also generated a one off £2,235,000 reduction in the pension fund deficit.

The directors have implemented changes to the assumptions used to reflect expected future events that will affect the cost of the benefits to which the group is committed to reflect a best estimate of likely future experience. These assumptions are disclosed below.

In accordance with the recommendations of the scheme actuary, the group has maintained the rate of regular cash contributions to reduce the deficit.

The total contributions to the defined benefit scheme in 2008 are expected to be £1,000,000 for the group, which relates to special employer contributions. The cost to the group of the stakeholder pension schemes was £488,000.

The company and group will review its contributions next year following completion of the required full triennial actuarial valuation and will adjust them accordingly.

9	Employee benefits (continued)

Pensions (continued)

The following tables summarise the components of net benefit income recognised in the consolidated income statement and the consolidated statement of recognised income and expenditure for the year:

2007
£ 000
Consolidated income statement
Current service cost charged to non direct operating costs	(835)
Pension curtailment	2,235
Interest cost on benefit obligation charged to non direct operating costs	(3,336)
Expected return on plan assets credited to non direct operating costs	3,854

Net benefit income	1,918

Consolidated statement of recognised income and expenditure
Actual return less expected return on pension scheme’s assets	(218)

Experience gains and losses arising on the scheme’s liabilities	(1,987)

Changes in assumptions underlying the present value of the scheme’s liabilities	1,271

Total actuarial loss	(934)

Total net income for scheme	984

Actual return on plan assets	3,636

9	Employee benefits (continued)

Pension (continued)

The tables below detail the changes in the fair value of assets and liabilities of the scheme, the net liability shown in the consolidated balance sheet:

2007
£ 000
Scheme assets at fair value at 31 December
Equities	36,534
Bonds	22,525
Cash	359

59,418

Changes in the fair value of scheme assets
As at 1 January	58,430
Expected return on scheme assets	3,854
Employer contributions	2,060
Member contributions	406
Benefits paid	(5,114)
Actuarial losses	(218)

At 31 December	59,418

Scheme deficit at present value at 31 December
Present value of scheme liabilities	(64,614)
Fair value of scheme assets	59,418

Defined benefit pension scheme deficit	(5,196)

Movement in scheme deficit during the year
As at 1 January	(8,240)
Benefit income	1,918
Contributions	2,060
Actuarial losses	(934)

At 31 December	(5,196)

Changes in the present value of the defined benefit pension liabilities
As at 1 January	(66,670)
Current service costs	(835)
Member contributions	(406)
Interest costs	(3,336)
Curtailment	2,235
Benefits paid	5,114
Actuarial losses	(716)

At 31 December	(64,614)

9	Employee benefits (continued)

Pension (continued)

The principal assumptions used in determining pension benefit obligations for the group’s defined benefit pension scheme is shown below:

2007
per cent
Discount rate	5.8
Expected rate of return on plan assets	6.7
Rate of salary increases	n/a
Rate of Limited Price Indexation (LPI) pension in payment increases	3.4
Rate of increase in Post Guaranteed Minimum Pensions (GMP) pensions in payment	2.9
Rate of increase in LPI pensions in payment	2.4
Rate of revaluation of pensions in deferment	3.5
UK mortality assumptions
The mortality assumptions used have changed from those used last year. Last year, the mortality table PA92 projected to the year 2030 for non-pensioners and PA92 projected to the year 2010 for current pensioners was used.
This year, a based table for mortality which is based on the PA92 series, has been used. This has then been adjusted to reflect the recent experience of the Zetex Group Pension Scheme. There is an allowance for a rate of future improvements in mortality based on a medium cohort projection with a minimum improvement rate of 1 per cent per annum.
For male pensioners aged 65, this represents a life expectancy at age 65 of 20.7 years.
Asset performance assumptions
Scheme assets are stated at their market values at the respective dates and overall expected rates of return are established by applying a return on equities of 7.6 per cent, a return on bonds of 5.2 per cent and a return on cash of 5.5 per cent to reflect the Bank of England base rate at the year end.
The cumulative amount of actuarial gains and losses recognised since 1 January 2005 in the consolidated statement of recognised income and expenditure is £836,000 loss. The directors are unable to determine how much of the pension scheme deficit recognised on transition to IFRSs and taken directly to equity of £14,200,000 is attributable to actuarial gains and losses since inception of the pension scheme. Consequently, the directors are unable to determine the amount of actuarial gains and losses that would have been recognised in the consolidated statement of recognised income and expenditure before 1 January 2004.

Deficit clearing payment plan
Following the valuation in April 2007, Diodes Zetex Semiconductors Limited agreed to continue paying contributions of 12.4 per cent of pensionable salaries until the end of August 2007. Diodes Zetex Semiconductors Limited paid a special contribution of £1,000,000 in September 2007 and has agreed to pay further contributions of £1,000,000 in March 2008 and £950,000 in each of April 2009, April 2010, April 2011 and April 2012.

	2007	2006	2005	2004
History of experience gains and losses	£ 000	£ 000	£ 000	£ 000
Fair value of scheme assets	59,418	58,430	55,800	46,800
Present value of scheme liabilities	(64,614)	(66,670)	(66,900)	(56,400)

Deficit in the scheme	(5,196)	(8,240)	(11,100)	(9,600)
Experience adjustments arising on plan liabilities	(716)	1,650	(362)	750
Experience adjustments arising on plan assets	(218)	723	5,542	600

9  Employee benefits (continued)
Pensions (continued)
Scheme based outside of the United Kingdom
A defined benefit scheme operates within one of the foreign entities for an ex employee. This is a money purchase scheme with guaranteed pension benefits, and under IAS is deemed a defined benefit scheme.
The following tables summarise the components of net benefit income recognised in the consolidated income statement and the consolidated statement of recognised income and expenditure for the year:

2007
£ 000
Consolidated income statement
Foreign exchange gains and other movements	(82)

Net expense to operating profit	(82)

Consolidated statement of recognised income and expenditure
Changes in assumptions underlying the present value of the scheme’s assets	451

Total actuarial gain	451

Total net income for scheme	369

The tables below detail the changes in the fair value of assets and liabilities of the scheme, the net liability shown in the consolidated balance sheet:

2007
£ 000
Scheme assets at fair value at 31 December 2007
Annuity	451

451

Changes in the fair value of scheme assets
As at 1 January	—
Actuarial gains	451

At 31 December	451

Scheme deficit at present value at 31 December 2007
Present value of scheme liabilities	(451)
Fair value of scheme assets	451

Defined benefit pension scheme deficit	—

Movement in scheme deficit during the year
As at 1 January	(369)
Actuarial gains	451
Restriction on asset to value of liability	(47)
Foreign exchange	(35)

At 31 December	—

Changes in the present value of the defined benefit pension liabilities
As at 1 January	(369)
Other movements	(47)
Foreign exchange	(35)

At 31 December	(451)

Benefit obligation assumptions
The valuation used has been based on the most recent actuarial valuation and updated by the scheme’s independent actuaries to take account of the requirements of IAS 19 in order to assess the liabilities of the scheme as at 31st December 2007.
The principal assumptions used in determining pension benefit obligations for the group’s defined benefit pension scheme is shown below:

2007
per cent
Discount rate	6.0
Expected rate of return on plan assets	3.5
Rate of Limited Price Indexation (LPI) pension in payment increases	n/a
Rate of increase in Post Guaranteed Minimum Pensions (GMP) pensions in payment	n/a
Rate of revaluation of pensions in deferment	n/a
Mortality assumption
Mortality is based on a calculation based on the workings of Klaus Heubeck who published a calculation table of the mortality assumption specifically for Germany.
Asset performance assumptions
Scheme assets are stated at their market values at the respective dates and overall expected rates of return are established by applying a return on bonds of 6.0 per cent.
The cumulative amount of actuarial gains and losses recognised since 1 January 2005 in the consolidated statement of recognised income and expenditure is £451,000 (2006: £nil). The directors are unable to determine how much of the pension scheme deficit recognised on transition to IFRSs and taken directly to equity of £451,000 is attributable to actuarial gains and losses since inception of the pension scheme. Consequently, the directors are unable to determine the amount of actuarial gains and losses that would have been recognised in the consolidated statement of recognised income and expenditure before 1 January 2004. There is no historical experience of gains and losses.

10  Inventories

2007
£ 000
Raw materials	2,974
Work-in-progress	6,230
Finished goods	5,452

14,656

11  Trade receivables and prepayments

2007
£ 000
Trade receivables	7,939
Allowance for doubtful debts	(108)

Net trade receivables	7,831
Other receivables	619
Prepayments and accrued income	641

9,091

The group’s average credit period on sales of goods is 30 days. No interest is charged on the trade receivables.
The group has provided generally for 5 per cent (net of VAT) of all overdue debts and provided specifically against debts where there is believed to be certainty of non recovery.
Before accepting any new customer, the group uses an external credit scoring system to assess the potential customer’s credit quality and defines credit limits by customer. Limits and scoring attributed to customers are reviewed regularly.
Of the trade receivables balance at the end of the year, £900,000 is due from the group’s largest customer. There are no other customers who represents more than 5 per cent of the total balance of trade receivables.
Included in the group’s trade receivables balance are debtors with a carrying value of £100,000 which are past due at the reporting date for which the group has not provided as there has not been a significant change in credit quality and the amounts are still deemed recoverable. The group does not hold any collateral over these balances.

11  Trade receivables and prepayments (continued)
Ageing of past due but not impaired trade receivables:-

2007
£ 000
30-60 days	74
60-90 days	17

91

Movement in the allowance for doubtful debts:

2007
£ 000
Balance at beginning of the year	270
Amounts written off in the year	(310)
Increase in allowance recognised in consolidated income statement	148

Balance at end of the year	108

In determining the recoverability of the trade receivables, the group considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the reporting date. The concentration of credit risk is limited due to the customer base being large and unrelated.
The group is not aware of any liquidation proceedings with regard to any of the outstanding receivables. However, specific provision has been made against individual customers, where the recoverability of these debts is doubtful.
Ageing of impaired trade receivables:-

2007
£ 000
60-90 days	24
90-120 days	8
over 120 days	76

108

12  Cash and cash equivalents

2007
£ 000
Cash at bank and in hand	4,572
Short term deposits	11,500

16,252

Cash at bank and in hand earns interest at floating rates based on daily bank deposit rates.
Short-term deposits are made for varying periods of between one day and three months depending on the immediate cash requirements of the group, and earn interest at the respective short term-deposit rates. The fair value of cash and cash equivalents at 31 December 2007 are disclosed in note 21.
At 31 December 2007, the group had available £2,500,000 of undrawn committed borrowing facilities.
For the purposes of the consolidated cash flow statement, cash and cash equivalents comprise the following:

2007
£ 000
Cash at bank and in hand	4,752
Short term deposits	11,500
Bank overdrafts	(405)

15,847

13  Issued capital and reserves

	Number
Authorised	000	£’000
Ordinary shares of 5p each
As at 31 December 2006, 1 January 2007 and 31 December 2007	200,000	10,000

	Number
	000	£ 000
Ordinary shares issued and fully paid

At 31 December 2006	103,955	5,198

Issued for cash on exercise of options	164	8
Allotment of shares to non-executive directors	127	6

At 31 December 2007	104,246	5,212

The company has various share option schemes under which options to subscribe for the company’s shares have been granted to certain employees.

13 Issued capital and reserves (continued)
Consolidated statement of changes in equity

					Net
					unrealised	Foreign
	Share	Share	Own equity	Retained	gains and	exchange
	capital	premium	instruments	earnings	losses	differences	Total
	£ 000	£ 000	£ 000	£ 000	£ 000	£ 000	£ 000
At 31 December 2006	5,198	36,093	(4,731)	20,926	892	(1,174)	57,204

Foreign exchange losses on translation of foreign subsidiaries		—	—	—	—	(20)	(20)

Actuarial gains on defined benefit pension schemes	—	—	—	(483)	—	—	(483)

Dividend paid	—	—	—	(2,168)	—	—	(2,168)

Net profit for the period	—	—	—	7,340	—	—	7,340

Issue of share capital	14	162	311	(158)	—	—	329

Foreign exchange losses from equity	—	—	—	—	(1,151)	—	(1,151)

Foreign exchange losses from hedging activities	—	—	—	—	(197)	—	(197)

Share based payments	—	—	—	86	—	—	86

Income tax on items taken directly to equity	—	—	—	—	666	—	666

At 31 December 2007	5,212	36,255	(4,420)	25,543	210	(1,194)	61,606

13  Issued capital and reserves (continued)
Net unrealised gains and losses reserve

2007
£ 000
Balance at beginning of financial year	892
Foreign exchange losses from equity	(197)
Tax credit	666
Foreign exchange losses from hedging activities	(1,151)

Balance at end of financial year	210

Own equity instruments
This reserve records the company’s investment in its own share capital via the Zetex Employee Share Ownership Plan Trust (the ESOT).
Net unrealised gains and losses
Recorded here is the proportion of gain or loss on a hedging instrument in a cash flow hedge that is determined to be an effective hedge.
Foreign exchange differences
This reserve is used to record foreign exchange differences arising from the translation of financial statements of foreign subsidiaries. It is also used to record the effect of hedging net investments in foreign operations.

14  Bank loans and overdrafts

			2007
	Effective interest rate per cent	Maturity	£ 000
Current
Bank overdrafts	Bank of England +1	On demand	405

			405

15  Long term liabilities

2007
£ 000
Current
Obligations under finance leases and hire purchase contracts (note 21)	187
Government grants*	43

230

Non-current
Obligations under finance leases and hire purchase contracts (note 21)	630
Government grants*	217
Employee benefits**	114

961

Government grants * relate to benefits gained from local authorities to fund investment programmes in Germany. There are various conditions attached to these grants, and the overseas entity is audited on an annual basis by the German government to ensurethat such conditions are being met. Repayment is required of these grants if the German operation is closed or the assets moved out of Germany.
Employee benefits** relate to long service days accruing over the working life of the individual from a period of at least five years and represents additional days leave that will be awarded.

16 Provisions

	Legal	Property
	dispute	reinstatement	Total
	£ 000	£ 000	£ 000
At 31 December 2006	77	154	231

Arising in the year	—	—	—
Released in the year	—	—	—

At 31 December 2007	77	154	231

Property reinstatement
Following the sale of Trend in March 2004, certain provisions were retained to deal with possible dilapidations claims on leases from premises previously occupied by Trend and other costs associated with the sale. This claim was expected to be settled in 2007, however the company is still in negotiation with the counterparty regarding this issue, and it is anticipated that a conclusion will be reached in 2008.
Legal dispute
The company continues to contest vigorously the claim from Yi Mawtech, a former distributor of the company in Taiwan for unpaid commissions, unspecified compensation and interest. $150,000 (£77,000 at year end exchange rates) is held within Diodes Zetex (Asia) Limited.

17 Trade and other payables

2007
£ 000
Trade payables	3,596
Other taxes and social security	823
Accruals	3,282
Deferred income	2,759
Other creditors	782
Payable to associates	246

11,488

Trade and other payables are non-interest bearing and normally settled on 30-60 day terms. Payables to associates are non-interest bearing and are normally settled within 30-45 day terms.
18  Commitments and contingencies
Operating lease commitments
The group has entered into commercial leases on certain motor vehicles, fixtures and fittings and land and buildings where it is not in the best interest of the group to purchase these assets. The leases have an average life of between one and five years with renewal terms included within the contracts.
Renewals are at the option of the specific entity that holds the lease. There are no restrictions placed upon the lessee by entering into these leases.
Future minimum rentals payable under non-cancellable operating leases are as follows:

2007
£ 000
Within one year	93
After one year but not more than five years	415
More than five years	334

842

The leases are secured by the assets leased.

18  Commitments and contingencies (continued)
Finance lease and hire purchase commitments
The group has finance leases and hire purchase contracts for various items of buildings and fixtures and fittings, which have no terms of renewal or purchase options and escalation clauses. Future minimum lease payments under finance leases and hire purchase contracts together with the present value of the net minimum lease payments are as follows:

		2007
		Present
	2007	value of
	Minimum	payments
	Payments	(note 21)
	£ 000	£ 000
Within one year	226	187
After one year but not more than five years	480	391
More than five years	257	239

Total minimum lease payments	963	817

Less amounts representing finance charges	(146)	—

Present value of minimum lease payments	817	817

The leases are secured by the assets leased.
Capital commitments
At 31 December 2007, the group had commitments of £1,504,600 to acquire fixed assets.

19 Related party disclosures
The consolidated financial statements include the financial statements of Diodes Zetex Limited and the subsidiaries listed in the following table.

		per cent equity
	Country of	interest
Name	incorporation	2007
Diodes Zetex Semiconductors Limited	England	100
Diodes Zetex (UK) Limited	England	100
Diodes Zetex Inc	USA	100
Diodes Zetex Neuhaus GmbH	Germany	100
Diodes Zetex GmbH	Germany	100
Diodes Zetex (Asia) Limited	Hong Kong	100
The ultimate parent of the group is Diodes Inc.
The group has a 31.82 per cent interest in Zetex (Chengdu) Electronics Limited.
The transactions in the year between the group and Zetex (Chengdu) Electronics Limited were:

2007
£ 000
Purchases	1,330
Sales	186
The balance at the year end between the group and Zetex (Chengdu) Electronics Limited was:

2007
£ 000
Trade payables balance	246

2007
Compensation of key personnel	£ 000
Short term employee benefits	1,032
Post-employment benefits	54
Share based payments	14

1,100

Key personnel (per IAS 24) comprise the executive and non-executive directors of the group.

20 Financial risk management objectives
The group’s principal financial instruments, other than derivatives, comprise bank loans, finance leases and hire purchase contracts, cash and short term deposits. The main purpose of these financial instruments is to raise finance for the group’s operations. The group has other financial instruments such as trade receivables and trade payables which arise directly from its operations.
The group also enters into derivative transactions, principally forward currency contracts. The purpose is to manage the currency risks arising from its operations.
It is, and has been throughout the periods under review, the group’s policy that no trading in financial instruments shall be undertaken.
The main risks arising from the group’s financial instruments are interest rate risk, liquidity risk, foreign currency risk and credit risk. The board reviews and agrees policies for managing these risks and they are summarised below. The group also monitors the market price risk arising from all financial instruments.
Interest rate risk
The group’s interest rate risk arises from borrowings and finance leases. Borrowings issued at variable rates expose the group to cash flow interest-rate risk. Finance leases at fixed rates expose the group to fair-value interest-rate risk.
Management do not consider the risk arising from finance leases to be significant.
Foreign currency risk
The group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US dollar, Euro and the UK pound. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations.
To manage their foreign exchange risk arising from future commercial transactions and recognised assets and liabilities, entities in the group use forward foreign currency contracts and foreign currency options. Foreign exchange risk arises when future commercial transactions, recognised assets and liabilities are denominated in a currency that is not the entity’s functional currency. The group is responsible for matching the net position in each foreign currency by using external foreign currency contracts.
External foreign exchange contracts and options are designated at group level as hedges of foreign exchange risk on specific future transactions on a gross basis.
The forward currency contracts and options must be in the same currency as the hedged item.
The group’s risk management policy is to hedge anticipated cash flows in each major currency for a subsequent period. The group does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.
The group has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. The group policy is not to hedge its related translation exposures as they represent an accounting rather than a cash exposure.
Credit risk
Zetex’ customers are predominantly large blue chip OEMs, contract equipment manufacturers and distributors. The group regularly reviews the credit worthiness of significant customers and credit references are sought for major new customers where relevant. The board recognises that credit risk is a feature of all businesses, especially international businesses. However, it believes that all reasonable steps to mitigate loss are taken.
Liquidity risk
Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities. The group aims to maintain flexibility in funding by keeping committed credit lines available.

21 Financial instruments
Fair values
Set out below is a comparison by category of carrying amounts and fair values of all the group’s financial instruments that are carried in the financial statements.

	Book value	Fair value
	2007	2007
	£ 000	£ 000
Financial assets
Cash	4,752	4,752
Short term deposits	11,500	11,500

Financial liabilities
Bank overdraft	(405)	(405)
Interest-bearing loans and borrowings:
Finance lease and hire purchase obligations	(817)	(963)
Derivative financial instruments in designated hedge	(197)	(197)

21 Financial instruments (continued)
Interest rate risk
The group is exposed to some interest rate risk as entities in the group borrow funds at fixed and floating rates, however this risk is limited due to the fact that the group has large positive cash balances and doesn’t have a major requirement to borrow funds.
The following table sets out the carrying amount, by maturity, of the group’s financial instruments that are exposed to interest rate risk:
Period ended 31 December 2007

						More
	Within 1		2-3	3-4	4-5	than 5
	year	1-2 years	years	years	years	years	Total
	£ 000	£ 000	£ 000	£ 000	£ 000	£ 000	£ 000
Fixed rate
Obligations under finance leases and hire purchase contracts	187	152	75	80	84	239	817
Short term deposits	11,500	—	—	—	—	—	11,500

Floating rate
Cash assets	4,752	—	—	—	—	—	4,752
Bank overdrafts	(405)	—	—	—	—	—	(405)

Interest rate sensitivity
A sensitivity analysis has been determined based on the exposure to interest rates at the reporting date and the stipulated change taking place at the beginning of the financial year and held constant through the reporting period. A 50 basis point change is used when reporting interest rate risk internally to key management personnel and represents managements assessment of the possible changes in interest rates.
At the reporting date, if interest rates had been 50 basis points higher/lower and all other variables were constant, the group’s:-
1. profit (before income tax) would increase/decrease by £71,000. This is mainly due to the group’s exposure on cash deposits.
2. other equity reserves would increase/decrease by £49,000. This is mainly as a result of the change in interest on cash deposits.
The average effective interest rate* in 2007 was 5.11 per cent.

*This was calculated based on interest received/average cash balances in the year.

21 Financial instruments (continued)
Foreign exchange risk
The group is mainly exposed to US dollars and Euros and used forward contracts to hedge this risk. All hedges are deemed cash flow hedges.
Cash flow hedges- 31 December 2007
At 31 December 2007, the group held foreign exchange contracts and options designated as hedges of highly probable expected future sales to customers in North and South America, Europe and Asia.
The contracts and options are used to reduce the exposure to foreign exchange risk. The terms of these contracts and options are as follows:

		Weighted Average
Sell	Maturity	Exchange Rate
Forward contracts
USD 47,400,000	2008	1.97
USD 9,300,000	2009	1.96
EUR 10,600,000	2008	1.43
EUR 2,000,000	2009	1.41

The terms of the foreign exchange contracts and options have been negotiated to match the terms of the highly probable future transactions.
At 31 December 2007 the cash flow hedges remaining were assessed to be highly effective and a net unrealised loss of £197,000 with deferred income tax credit of £750,000 is included in equity with respect of these contracts and options.

21	Financial instruments (continued)
Foreign currency sensitivity
The following table details the group’s sensitivity to a 10 per cent change in exchange rates against the sterling equivalents. The 10 per cent is the rate used when reporting foreign currency risk internally to key management personnel and represents management personnel and represents management’s assessment of the possible change in foreign exchange rates. The sensitivity analysis of the group’s exposure to foreign exchange risk at the reporting date has been determined based on the change taking place at the beginning of the financial year and held constant throughout the reporting period.

	USD impact	EURO impact
	2007	2007
	£’000	£’000
10 per cent depreciation in rates
(i) Profit or loss before tax	(653)	(1,173)
(ii) Equity*	(2,443)	(1,531)

10 per cent appreciation in rates
(i) Profit or loss before tax	798	1,434
(ii) Equity*	2,985	1,663
(i) This is mainly attributable to the exposure on net USD/EURO sales offset by gains against USD/EURO purchases, gains/ (losses) on foreign exchange contracts and retranslation of foreign currency balance sheet items.
(ii) This is mainly attributable to issue above and change in fair value of derivatives at the end of the financial year and the impact of the translation of foreign owned subsidiaries translated into sterling.

* Excludes any deferred tax impact
Credit risk
This refers to the risk that a counterparty will fault on its contractual obligations resulting in financial loss to the group. The group has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The group’s exposure and the credit ratings of its counterparts are continuously monitored.
Trade receivables consist of a large number of customers, spread across a number of geographical locations. Ongoing credit evaluation is performed on the financial condition of accounts receivable.
The net amount of trade receivables reflects the maximum credit exposure to the group. No other guarantees or security has been given.
Liquidity risk
Liquidity risk arises from the group’s ongoing financial obligations, including settlement of financial liabilities (mainly comprising trade and other payables).
The group manages liquidity risk by maintaining adequate reserves and banking facilities using detail cash actuals and forecasts.

21	Financial instruments (continued)
Capital risk management
The group manages its capital to ensure that entities in the group will be able to continue as going concerns whilst maximising the return to shareholders.
The capital structure of the group consists of cash and cash equivalents (as disclosed in note 12) and equity attributable to equity holders of the parent, comprising issued capital, reserves and retained earnings (as disclosed in note 13).
The group’s audit and budget committees review the capital structure on a regular basis through a review of cash balances and short term working capital usage.
The group utilises short term cash requirements through a bank overdraft facility in the UK and short term leases for certain fixed assets.
However, it is the group’s current objective not to commit to any medium or long term debt, due to positive cash flows/balances.
The group is not subject to externally imposed capital requirements.

22	Subsidiary undertakings
The principal undertakings, in which the group’s interest at the year end in each undertaking is 100 per cent, is as follows:

Country of
incorporation
Subsidiary undertaking	or registration	Nature of business
Diodes Telemetrix Investments Limited	England	Intermediate Holding Company
Diodes Telemetrix Securities Limited	England	Intermediate Holding Company
Diodes Zetex Semiconductors plc	England	Manufacture and supply of specialised semiconductors

Diodes Zetex (UK) Limited *	England	Distribution of specialised semiconductors

Zetex Inc *	USA	Distribution of specialised semiconductors

Diodes Zetex Gmbh *	Germany	Distribution of specialised semiconductors

Diodes Zetex (Asia) Limited *	Hong Kong	Distribution of specialised semiconductors

Diodes Zetex Neuhaus Gmbh *	Germany	Manufacture of specialised semiconductors

*	Indirect holding

The companies operate and are incorporated in the countries in which they are registered and are held through intermediate holding companies.